Exhibit 99.1

Lending Club Reports Third Quarter 2015 Results
Q3 operating revenue up 104% year-over-year to $115.1 million

SAN FRANCISCO – October 29, 2015 – Lending Club (NYSE: LC), the world’s largest online marketplace connecting borrowers and investors, today announced financial results for the third quarter ended September 30, 2015 and again raised its outlook for the remainder of the year.

	Quarter Ended September 30,			Nine Months Ended September 30,
($ in millions)	2015	2014	% Change	2015	2014	% Change
Originations	$2,235.6	$1,165.2	92%	$5,782.5	$2,962.5	95%
Operating Revenue	$115.1	$56.5	104%	$292.2	$143.9	103%
Adjusted EBITDA (1)	$21.2	$7.5	181%	$45.2	$13.4	238%

(1) Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading "Non-GAAP Measures" and the reconciliation at the end of this release.

“We had another spectacular quarter, with revenue growth re-accelerating from 98% to 104%, and EBITDA jumping 181% year-over-year to reach 18.4% margin ,” said Lending Club founder and CEO Renaud Laplanche. “With over 1.2 million customers, continuously high customer satisfaction, strong credit performance, increased marketing efficiency and lower customer acquisition costs, we are continuing to observe tremendous network effects and benefits of scale. Our results this quarter combined with our raised Q4 outlook lead us to forecast a near doubling of revenue again this year and look toward 2016 with high confidence.”

Third Quarter 2015 Financial Highlights

Originations – Loan originations in the third quarter of 2015 were $2.24 billion, compared to $1.17 billion in the same period last year, an increase of 92% year-over-year. The Lending Club platform has now facilitated loans totaling over $13.4 billion since inception.

Operating Revenue – Operating revenue in the third quarter of 2015 was $115.1 million, compared to $56.5 million in the same period last year, an increase of 104% year-over-year. Operating revenue as a percent of originations, or revenue yield, was 5.15% in the third quarter, up from 4.85% in the prior year.

Adjusted EBITDA (2) – Adjusted EBITDA was $21.2 million in the third quarter of 2015, compared to $7.5 million in the same period last year. As a percent of operating revenue, Adjusted EBITDA margin increased to 18.4% in the third quarter of 2015, up from 13.3% in the prior year.

Net Income – GAAP net income was $1.0 million for the third quarter of 2015, compared to a net loss of $7.4 million in the same period last year. GAAP net income included $13.5 million of stock-based compensation expense during the third quarter of 2015, compared to $10.5 million in the prior year.

Earnings Per Share (EPS) – Basic and diluted earnings per share was $0.01 for the third quarter, compared to basic and diluted EPS of ($0.12) in the same period last year.

Adjusted EPS (2) – Adjusted EPS was $0.04 for the third quarter of 2015, compared to $0.02 in the same period last year.

Cash, Cash Equivalents and Securities Available for Sale – As of September 30, 2015, cash, cash equivalents and securities available for sale totaled $918 million, with no outstanding debt.

“The third quarter demonstrated the operating leverage inherent in our business model, with marketing and operational efficiency delivering record contribution margin, flowing through to higher than planned EBITDA and GAAP profitability,” said Carrie Dolan, CFO. “We remain excited by the opportunity that lies ahead and will continue to invest in product, automation, risk management and channel development to strengthen our platform and continue to penetrate and further expand our addressable market. We head into the fourth quarter with strong momentum and the confidence to raise our outlook for both revenue and margin.”
Recent Business Developments

•
Rolled out a business line of credit product, ranging from $5,000 to $300,000, giving small businesses flexible access to affordable credit with interest rates starting at 5.9%. Business owners can draw the amount they need at any time, thus reducing the overall cost of their credit. Lending Club piloted the product with Alibaba.com and Ingram Micro customers in the last few months, and has now made it widely available to all qualified small businesses on its platform.

•
Launched Lending Club Open Integration that allows online advisors and broker-dealers to effortlessly offer Lending Club investments to their clients, using a set of Application Programming Interface (API) services that integrate directly into their distribution platforms. It provides the same functionality that currently exists on Lendingclub.com, including money movement, investing, reinvesting, real-time reporting of cash and holdings, and tax reporting.

•
Opened to retail investors in six new states during the third quarter and another three states subsequent to quarter end: Arkansas, Iowa, Indiana, Kansas, Missouri, Nebraska, Oklahoma, South Carolina, and Tennessee. Lending Club is now available to retail investors in 39 states.

•	Lending Club has facilitated over $13.4 billion in loans to more than 1.1 million borrowers since it launched in 2007. It counts over 100,000 active investors.

Guidance and Outlook
Based on the information available as of October 29, 2015, Lending Club provides the following outlook:

Fourth Quarter 2015
Operating Revenues in the range of $128 million to $130 million, up from a previous range of $122 million to $124 million.
Adjusted EBITDA (2) in the range of $19 million to $21 million, up from a previous range of $13 million to $15 million.

Full Year 2015
Total Revenues in the range of $420 million to $422 million, up from $405 million to $409 million previously.
Adjusted EBITDA (2) in the range of $64 million to $66 million, up from $49 million to $53 million previously.

Full Year 2016 Outlook
Operating revenue growth of 70% and EBITDA margin expansion to 18% of revenues.

(2) Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. Please see the discussion below under the heading "Non-GAAP Measures" and the reconciliations at the end of this release.

About Lending Club

Lending Club's mission is to transform the banking system to make credit more affordable and investing more rewarding. The company's technology platform enables it to deliver innovative solutions to borrowers and investors. Since launching in 2007, the Lending Club platform has facilitated over $13.4 billion in consumer loans and has more than doubled annual loan volume each year. We operate at a lower cost than traditional bank lending programs, so we're able to pass the savings on to borrowers in the form of lower rates and to investors in the form of solid returns. Lending Club has been prominently recognized as a leader for its growth and innovation, including being named one of Forbes' America's Most Promising Companies three years in a row, a CNBC Disruptor two years in a row, a 2012 World Economic Forum Technology Pioneer, and one of The World's 10 Most Innovative Companies in Finance by Fast Company. Lending Club is based in San Francisco, California. More information is available at https://www.lendingclub.com. Currently only residents of the following states may invest in Lending Club notes: AR, AZ, CA, CO, CT, DE, FL, GA, HI, IA, ID, IL, IN, KS, KY (accredited investors), LA, MA, ME, MN, MO, MS, MT, NE, NH, NV, NY, OK, RI, SC, SD, TN, TX, UT, VA, VT, WA, WI, WV, or WY. All loans made by WebBank, a Utah-chartered Industrial Bank, Member FDIC.

Conference Call and Webcast Information

The Lending Club Third Quarter 2015 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time on Thursday, October 29, 2015. A live webcast of the call will be available at http://ir.lendingclub.com under the Events & Presentations menu. To access the call, please dial +1 (888) 317-6003, or outside the U.S. +1 (412) 317-6061, with conference ID 9876352, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will be also available the evening of October 29, 2015, until November 6, 2015, by calling +1 (877) 344-7529 or +1 (412) 317-0088, with Conference ID 10074110.

Contacts

For Investors:
James Samford
IR@lendingclub.com

Press Contact:
Grayling PR
(415) 593-1400
LendingClub@grayling.com

Non-GAAP Measures

Our non-GAAP measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. Contribution, contribution margin, adjusted EBITDA, adjusted EBITDA margin, and adjusted EPS should not be viewed as substitutes for, or superior to, net income (loss), and basic and diluted EPS, as prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these measures differently, which may reduce their usefulness as a comparative measure. Contribution, contribution margin, adjusted EBITDA, adjusted EBITDA margin and adjusted EPS do not consider the potentially dilutive impact of stock-based compensation. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA and adjusted EBITDA margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements. Adjusted EBITDA and adjusted EBITDA margin do not reflect tax payments that may represent a reduction in cash available to us. Please see the “Reconciliation of GAAP to Non-GAAP Measures” tables at the end of this release.

In evaluating contribution, contribution margin, adjusted EBITDA, adjusted EBITDA margin and adjusted EPS, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation.

Safe Harbor Statement

Some of the statements in this above are "forward-looking statements." The words "anticipate," "believe," "estimate," "expect," "intend," "may," “outlook,” "plan," "predict," "project," "will," "would" and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Additional information about Lending Club is available in the prospectus for Lending Club’s notes, which can be obtained on Lending Club’s website at https://www.lendingclub.com/info/prospectus.action.

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Operating revenue
Transaction fees	$100,420	$52,622	$258,553	$133,835
Servicing fees	8,999	3,053	20,870	6,301
Management fees	2,900	1,608	7,663	4,163
Other revenue (expense)	2,743	(745)	5,140	(438)
Total operating revenue	115,062	56,538	292,226	143,861
Net interest income (expense) after fair value adjustments	1,214	(474)	2,199	(854)
Total net revenue	116,276	56,064	294,425	143,007
Operating expenses (1):
Sales and marketing	44,961	21,001	120,162	60,808
Origination and servicing	17,573	10,167	45,540	26,135
General and administrative
Engineering and product development	18,320	9,235	46,710	22,987
Other	33,239	22,613	89,328	55,875
Total operating expenses	114,093	63,016	301,740	165,805
Income (loss) before income tax expense	2,183	(6,952)	(7,315)	(22,798)
Income tax expense	1,233	419	2,249	1,059
Net income (loss)	$950	$(7,371)	$(9,564)	$(23,857)
Basic net income (loss) per share attributable to common stockholders	$0.00	$(0.12)	$(0.03)	$(0.41)
Diluted net income (loss) per share attributable to common stockholders	$0.00	$(0.12)	$(0.03)	$(0.41)
Weighted-average common shares – Basic	375,982,120	59,844,394	373,605,274	57,958,838
Weighted-average common shares – Diluted	401,934,880	59,844,394	373,605,274	57,958,838
(1) Includes stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Sales and marketing	$2,048	$912	$5,373	$5,029
Origination and servicing	818	599	2,406	1,427
General and administrative
Engineering and product development	2,554	1,492	6,392	3,487
Other	8,059	7,534	23,387	15,946
Total stock-based compensation expense	$13,479	$10,537	$37,558	$25,889

LENDINGCLUB CORPORATION
OPERATING AND FINANCIAL HIGHLIGHTS
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

						September 30, 2015
	Three months ended					% Change
	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	Q/Q	Y/Y
Operating Highlights:
Loan originations (in millions)	$1,165	$1,415	$1,635	$1,912	$2,236	17%	92%
Operating revenue	$56,538	$69,551	$81,045	$96,119	$115,062	20%	104%
Contribution (1)	$26,881	$32,672	$35,721	$43,188	$55,393	28%	106%
Contribution margin (1)	47.5%	47.0%	44.1%	44.9%	48.1%	N/M	N/M
Adjusted EBITDA (1)	$7,517	$7,916	$10,646	$13,399	$21,157	58%	181%
Adjusted EBITDA margin (1)	13.3%	11.4%	13.1%	13.9%	18.4%	N/M	N/M
Adjusted EPS - diluted (1)	$0.02	$0.01	$0.02	$0.03	$0.04	N/M	N/M
Standard Program Originations by Investor Type:
Managed accounts, individuals	44%	48%	51%	50%	44%
Self-managed, individuals	25%	19%	24%	20%	20%
Institutional investors	31%	33%	25%	30%	36%
Total	100%	100%	100%	100%	100%
Originations by Program:
Standard program	75%	78%	79%	76%	76%
Custom program	25%	22%	21%	24%	24%
Total	100%	100%	100%	100%	100%
Servicing Portfolio by Method Financed (in millions, at end of period):
Notes	$983	$1,055	$1,210	$1,314	$1,458	11%	48%
Certificates	1,601	1,797	2,067	2,381	2,692	13%	68%
Whole loans sold	1,373	1,874	2,300	2,853	3,548	24%	158%
Total	$3,957	$4,726	$5,577	$6,548	$7,698	18%	95%
Select Balance Sheet Information (in millions, at end of period):
Cash and cash equivalents	$83	$870	$874	$490	$579	18%	N/M
Securities available for sale	$—	$—	$—	$398	$339	(15)%	N/M
Loans	$2,534	$2,799	$3,231	$3,637	$4,069	12%	61%
Notes and certificates	$2,552	$2,814	$3,249	$3,660	$4,095	12%	60%
Total assets	$2,815	$3,890	$4,328	$4,783	$5,360	12%	90%
Total stockholders' equity	$142	$973	$982	$996	$1,016	2%	N/M
Condensed Cash Flow Information:
Net cash flow from operating activities	$13,258	$14,525	$6,495	$15,278	$31,577
Cash flow related to loans	(241,279)	(304,472)	(479,976)	(458,923)	(504,065)
Other	(10,382)	(27,125)	1,276	(425,803)	(53,427)
Net cash used in investing activities	(251,661)	(331,597)	(478,700)	(884,726)	(557,492)
Cash flow related to notes and certificates	248,802	301,593	483,543	462,978	507,870
Other	3,317	802,585	(6,993)	22,811	106,785
Net cash flow from financing activities	252,119	1,104,178	476,550	485,789	614,655
Net change in cash and cash equivalents	$13,716	$787,106	$4,345	$(383,659)	$88,740
Employees and contractors (2)	742	843	976	1,136	1,305
Notes:
N/M Not meaningful.

(1)	Represents a Non-GAAP measure. See Reconciliation of GAAP to Non-GAAP measures.
(2)    As of the end of each respective period.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three months ended					Nine months ended
	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	September 30, 2014	September 30, 2015
Contribution reconciliation:
Net income (loss)	$(7,371)	$(9,037)	$(6,374)	$(4,140)	$950	$(23,857)	$(9,564)
Net interest expense (income) and other adjustments	474	1,430	(187)	(798)	(1,214)	854	(2,199)
General and administrative expense:
Engineering and product development	9,235	11,714	12,328	16,062	18,320	22,987	46,710
Other	22,613	26,492	27,087	29,002	33,239	55,875	89,328
Stock-based compensation expense	1,511	1,742	2,240	2,673	2,865	6,456	7,778
Income tax expense	419	331	627	389	1,233	1,059	2,249
Contribution	$26,881	$32,672	$35,721	$43,188	$55,393	$63,374	$134,302
Total operating revenue	$56,538	$69,551	$81,045	$96,119	$115,062	$143,861	$292,226
Contribution margin	47.5%	47.0%	44.1%	44.9%	48.1%	44.1%	46.0%
Adjusted EBITDA reconciliation:
Net income (loss)	$(7,371)	$(9,037)	$(6,374)	$(4,140)	$950	$(23,857)	$(9,564)
Net interest expense (income) and other adjustments	474	1,430	(187)	(798)	(1,214)	854	(2,199)
Acquisition and related expense	301	293	294	403	937	2,819	1,634
Depreciation expense:
Engineering and product development	1,447	1,868	2,744	3,261	3,808	3,326	9,813
Other	322	383	404	524	708	784	1,636
Amortization of intangible assets	1,388	1,387	1,545	1,274	1,256	2,510	4,075
Stock-based compensation expense	10,537	11,261	11,593	12,486	13,479	25,889	37,558
Income tax expense	419	331	627	389	1,233	1,059	2,249
Adjusted EBITDA	$7,517	$7,916	$10,646	$13,399	$21,157	$13,384	$45,202
Total operating revenue	$56,538	$69,551	$81,045	$96,119	$115,062	$143,861	$292,226
Adjusted EBITDA margin	13.3%	11.4%	13.1%	13.9%	18.4%	9.3%	15.5%
Adjusted net income and earnings per share (EPS):
Net income (loss)	$(7,371)	$(9,037)	$(6,374)	$(4,140)	$950	$(23,857)	$(9,564)
Acquisition and related expense	301	293	294	403	937	2,819	1,634
Stock-based compensation expense	10,537	11,261	11,593	12,486	13,479	25,889	37,558
Amortization of acquired intangible assets	1,388	1,387	1,545	1,274	1,256	2,510	4,075
Income tax effects related to acquisitions	419	331	627	389	1,233	1,059	2,249
Adjusted net income	$5,274	$4,235	$7,685	$10,412	$17,855	$8,420	$35,952
GAAP diluted shares (1)	59,844	127,859	371,959	372,842	401,935	57,959	373,605
Diluted effect of preferred stock conversion (2)	249,351	195,608	—	—	—	249,351	—
Other dilutive equity awards	27,993	39,488	38,166	32,808	—	30,295	31,144
Non-GAAP diluted shares	337,188	362,955	410,125	405,650	401,935	337,605	404,749
Adjusted EPS – diluted	$0.02	$0.01	$0.02	$0.03	$0.04	$0.02	$0.09
Notes:

(1)	Equivalent to the basic and diluted shares reflected in the quarterly EPS calculations.

(2)
For the fourth quarter of 2014 and prior quarters, gives effect to the conversion of convertible preferred stock into common stock as though the conversion had occurred at the beginning of the period under the "if converted" method.